                                                                    EXHIBIT 99.1

                                  DYNEGY INC.
                          1000 LOUISIANA, SUITE 5800
                              HOUSTON, TX  77002

     This Proxy is Solicited on Behalf of the Board of Directors of Dynegy Inc.

     The undersigned hereby appoints C.L. Watson, Kenneth E. Randolph and John
U. Clarke, and each of them as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Dynegy Inc. held of record by the undersigned on __________, 1999 at the Special Meeting of Shareholders to be held at ________________________________ at 9:00 A.M. on
_________ __________, 1999, or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2. The individuals named above are authorized to vote in their discretion on any other matters that may properly come before the meeting.

                          (Continued on reverse side)

                           . FOLD AND DETACH HERE .

The Board of Directors recommends a vote FOR Proposals 1 and 2.

     [X]  Please mark your votes as in this example.

1. Approval of the adoption of the Agreement and Plan of Merger, dated June 14, 1999, by and among Illinova Corporation, Energy Convergence Holding Company, Energy Convergence Acquisition Corporation, Dynegy Acquisition Corporation and Dynegy Inc.

                        FOR     AGAINST     ABSTAIN
                        [ ]       [ ]         [ ]

2.  Approval of the adoption of the Dynegy Inc. 2000 Long Term Incentive Plan

                        FOR     AGAINST     ABSTAIN
                        [ ]       [ ]         [ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

     Check if you plan to attend
     the Special Meeting    [ ]


Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:_________________________________________,1999

___________________________________________________________
(SIGNATURE OF SHAREHOLDER)

___________________________________________________________
(SIGNATURE OF SHAREHOLDER)



                           . FOLD AND DETACH HERE .

                             ILLINOVA CORPORATION
                                  PROXY CARD

     The Special Meeting of Shareholders will be held at ______________________, Decatur, Illinois, on ________________, 1999, at 4:00 p.m.

Please:

1.  Review and complete the Proxy Card; be sure to SIGN the card.

     In the case of Joint Holders, all must sign.
     If a shareholder is deceased or unable to sign, please note on the card, sign card, and note in what capacity you are signing (i.e., executor, power of attorney, guardian, etc.).
     When signing as attorney, executor, administrator, trustee, or guardian, please give your full title as such.
     If the account is a custodial account, the Custodian must sign.
     If the account is in the name of a Company or Corporation, the full title of the person signing must be provided.

2. Detach and return the completed and SIGNED Proxy Card in the return envelope enclosed.

                                   IMPORTANT

You are urged to date and sign the enclosed proxy and return it promptly. This will help save the expense of follow-up letters to shareholders who have not responded.

                                                 TOLL FREE SHAREHOLDER
                                                    INFORMATION NUMBER
                                                     1-800-800-8220

Detach Address Change Form here       Detach Proxy Card here



ACCT ID:

If address change is necessary please complete:


Street _________________ Apt. ____

City _________________ State _____

Zip:_________

Signature_________________________

(continued from other side)

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS (1) AND (2).

     Dated _____________________________, 1999

     _________________________________________

     _________________________________________
       Please sign exactly as name appears hereon.
     (If joint account, EACH JOINT OWNER MUST SIGN.
     Executors, administrators, trustees, corporate officers, partners, custodians, etc. should give full title.)


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             ILLINOVA CORPORATION

PROXY: The undersigned hereby appoints CHARLES E. BAYLESS, and ROBERT M. POWERS, or either of them, the attorneys and proxies of the undersigned, with power of substitution, to represent and to vote all of the shares of stock of Illinova Corporation standing in the name of the undersigned, or credited to the account of the undersigned in Illinova's Investment Plus Plan, at the close of business on _________, 1999 at the Special Meeting of Shareholders of the Company on _______, _______, 1999, and at all adjournments thereof, in accordance with the Notice of Meeting and Joint Proxy Statement received upon the following matters:

(1) Approval of the adoption of the Agreement and Plan of Merger, dated June 14, 1999, by and among Illinova Corporation, Dynegy Inc., Energy Convergence Holding Company, Energy Convergence Acquisition Corporation and Dynegy Acquisition Corporation.

                           For     Against    Abstain
                           [ ]       [ ]        [ ]

(2)  Approval of the adoption of the Dynegy Inc. 2000 Long Term Incentive Plan.

                           For     Against    Abstain
                           [ ]       [ ]        [ ]

(3) The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

(Continued and to be signed on the other side)